Exhibit 4.2


                                UNIT CERTIFICATE

                                      FRONT

      1. Logo: COATES MOTORCYCLE COMPANY, LTD. (Same as Common Stock
Certificate.)

      2. Certificate Number: Should have the prefix: "U"

      3. CUSIP NO.: "____________."

      4. Centered below the Logo:

      ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

      EACH UNIT CONSISTING OF TWO SHARES OF COMMON STOCK,

      AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

      5. In the shaded area:

"THIS CERTIFIES THAT __________________________"

      6. Below the shaded area:

      "or registered assigns (the "Registered Holder") is the owner of the number of Units specified above. Each Unit ("Unit") consists of two (2) shares of common stock, $.001 par value (the "Common Stock"), of Coates Motorcycle Company, Ltd. (the "Company") and one (1) redeemable warrant (the "Warrant") to purchase one share of Common Stock for $ 6.00 per share (subject to adjustment) until 5:00 p.m. Eastern Time ______________ 2009. On or prior to the Separation Time (as defined below), the securities evidenced by this certificate cannot be traded separately. Each Unit will automatically separate into two shares of Common Stock and one Warrant as of the close of business on ______________, 2004 (the "Separation Time"). The Common Stock and the Warrants comprising the Units shall be separately tradable commencing on the first day after the Separation Time on which the principal exchange on which the Company's stock trades is open for trading. The Warrants comprising part of the Units are issued under and pursuant to a certain Warrant Agreement dated as of ______________, 2004 (the "Warrant Agreement"), between the Company and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"), and are subject to the terms and provisions contained therein and on the face of the certificates covered thereby, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. The Warrant Agreement provides for adjustment in the number of shares of Common Stock to be delivered upon the exercise of the Warrant evidenced hereby and to the exercise price of such Warrant in certain events therein set forth.

      Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at: Central Avenue, Building 3, Farmingdale, New Jersey 07727, Attention: Chief Financial Officer.

      "This Unit Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company."

      7. Signatures: Same as Common Stock Certificate, including Transfer Agent.

      8. Corporate Seal: Same as Common Stock Certificate.

BACK

                         COATES MOTORCYCLE COMPANY, LTD.

      The Registered Holder hereby is entitled, at any time, to exchange the Units represented by this Unit Certificate for Common Stock Certificate(s) representing two shares of Common Stock, for each Unit represented by this Unit Certificate and one Warrant Certificate representing one Warrant, for each Unit represented by this Unit Certificate, upon surrender of this Unit Certificate to the Transfer Agent and Registrar together with any documentation required by such agent.

      REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FACE HEREOF, AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FACE OF THIS CERTIFICATE. COPIES OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE TRANSFER AGENT AND REGISTRAR, AMERICAN STOCK TRANSFER & TRUST COMPANY.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

         TEN COM  as tenants in common
         TEN ENT  as tenants by the entireties
         JT TEN as joint tenants with rights of survivorship and not as tenants in common COM PROP as community property

         UNIF GIFT MIN ACT _________________ Custodian _______________
                                      (Cust)                   (minor)

                            under Uniform Gifts to Minors Act

                           ___________________________________
                                             (State)

         UNIF TRF MIN ACT _________________ Custodian _______________
                                      (Cust)                   (minor)

                            under Uniform Gifts to Minors Act

                           ___________________________________
                                          (State)

                               FORM OF ASSIGNMENT
                       (TO BE SIGNED ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED, the undersigned Registered Holder

(------------------------)
(Please insert social security or other identification number of Registered Holder) hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                Please Print Name and Address including Zip Code)

Units evidenced by the within Unit Certificate, and irrevocably constitutes and appoints ____________________________________________________________ attorney to transfer this Unit Certificate on the books of Coates Motorcycle Company, Ltd, with the full power of substitution in the premises.

Dated: __________________, ________

Signature: __________________________________

(Signature must conform in all respects to the name of Registered Holder as specified on the face of this Unit Certificate in every particular, without alteration or any change whatsoever, and the signature must be guaranteed in the usual manner.)

Signatures Guaranteed:

----------------------------------

The  signatures  should  be  guaranteed  by  an  eligible   institution  (banks,
stockbrokers, savings and loan association and credit unions with membership in an approved signature medallion program), pursuant to S.E.C. Rule 17Ad-15.